EXHIBIT 10.115
ANDRX CORPORATION
RESTRICTED STOCK UNIT AWARD AGREEMENT
     This Restricted Stock Unit Award Agreement (“Agreement”) is entered into as of February 28, 2006, (the “Date of Grant”) between Andrx Corporation, a Delaware corporation (“Company”) and Thomas P. Rice, an employee of the Company or one of its subsidiaries (“Employee”), pursuant to the Company’s 2000 Stock Option Plan, as amended and restated (the “2000 Plan”). Capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the 2000 Plan.
     1. Award of Restricted Stock Units. The Company hereby awards to the Employee as of the date first written above, an award of 50,000 restricted stock units (each an “RSU”, with 40,000 RSUs being the Long-Term Incentive Award and 10,000 RSUs being the Performance Award), with each RSU representing the right to acquire one share of Andrx Corporation – Andrx Group Common Stock, par value $0.001 (“Common Stock”), subject to the conditions, restrictions and limitations set forth below (the “RSU Award”). The Employee hereby acknowledges and accepts such grant and agrees to acquire the RSU Award and the shares of Common Stock covered thereby upon such terms and subject to such conditions, restrictions and limitations as provided herein.
     2. Vesting.
               (a) The Long-Term Incentive Award shall vest in seven equal annual installments beginning one year from the Date of Grant. The Performance Award shall vest, in its entirety, four years from the Date of Grant, but shall be subject to acceleration, in whole or in part, if the Company achieves its 2007 Performance Projections (as set forth on Schedule 1), as determined by the Company’s 2007 audited Consolidated Statement of Income. Once vested, whether over time or upon achievement of the prescribed performance objectives, such RSUs shall become “Vested RSUs”.
               (b) Notwithstanding Sections 2(a) and 3, Employee shall become vested in any or all RSUs covered by the RSU Award as of such earlier date or dates as may be expressly determined by the Company’s Board of Directors or its Compensation Committee (in either case, the “Compensation Committee”), in its sole discretion. In exercising such discretion, the Compensation Committee may consider significant achievements by Employee, actions undertaken by management for the long-term benefit of the Company, significant charges outside the Company’s control that affected short term results, and other matters pertaining to Employee and his or her service to the Company.
     3. Effect of Certain Events Upon Vesting.
               (a) If Employee’s employment with the Company is terminated by the Company prior to all RSUs becoming Vested RSUs pursuant to Section 2 above, and Cause exists, then (i) all RSUs which have not previously been transferred to Employee (including Vested RSUs) shall immediately be forfeited, without any payment of consideration by the Company to the Employee, unless expressly determined otherwise by the Compensation

Committee in its sole discretion, and (ii) to the extent the Employee derived any benefit from the sale, transfer, receipt or otherwise of any Vested RSUs within the twelve month period prior to the occurrence of Cause, unless expressly determined otherwise by the Compensation Committee in its sole discretion, the Employee shall be liable to the Company for an amount equal to the amount realized (or the payment received) by Employee as a result thereof, net of any income taxes actually paid by Employee with respect thereto. Such damages amount is in addition to, and not in lieu of, any other remedy or recourse to which Andrx may be entitled.
               (b) “Cause” shall mean (i) the definition as set forth in the 2000 Plan, or (ii) an Employee’s breach, either prior to the termination of employment or thereafter, of this agreement or the Confidentiality and Non-Competition Agreement attached hereto as Exhibit A (which is incorporated herein by reference).
               (c) Upon a Change of Control (as hereinafter defined) and if within 24 months of such Change of Control the Employee’s employment is terminated by the Company without Cause or terminated by the Employee, in the Employee’s good faith determination, as a result of i) a change in the Employee’s status or responsibilities (including reporting responsibilities) which does not represent a promotion, (ii) the Company assigning the Employee duties which are inconsistent with Employee’s current duties at the time of the Change of Control, or (iii) the Company requiring the Employee to regularly work in a location which is 25 or more miles from the locale at which the Employee’s work is now located, then upon execution of a release substantially in the form attached hereto as Exhibit B (which is incorporated herein by reference), any unvested RSUs shall immediately vest and become Vested RSUs. As used herein, a “Change in Control” For purposes of this Agreement, “Change of Control” shall mean: (i) any ‘person’ who (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the ‘beneficial owner’ (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing forty percent (40%) or more of the combined voting power of the then outstanding securities, (ii) a merger, consolidation, share exchange, business combination, joint venture or similar transaction, as a result of which the stockholders of the Company prior to such transaction hold less than forty percent (40%) of the combined voting power of the then outstanding securities after giving effect to such transaction, (iii) any sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of Company, or (iv) where the Company has filed a Current Report on Form 8-K reporting under current Item 5.01 (or other Item if subsequently renumbered or subsequent Item) that a change of control of the Company has occurred.
               (d) Notwithstanding Employee’s Employment Agreement dated February 3, 2004 (the “Employment Agreement”), Employee and Company expressly agree that any unvested RSUs granted hereunder shall not vest pursuant to Section 7(y) of the Employment Agreement if the Employee terminates his employment following a “Change of Control of Company” (as defined in the Employment Agreement) pursuant to Section 6(d) “Executive’s Right to Terminate Upon Change of Control or For Good Reason” of the Employment Agreement. It is expressly agreed that consistent with Section 3(c) herein, if the Employee’s employment is terminated following a Change of Control either by the Company or by Employee as described in Section 3(c)(i-iii) herein, any unvested RSUs shall immediately vest consistent with Section 3(c) of this Agreement.

     4. Delivery of Shares. As soon as practicable following an RSU becoming a Vested RSU, the Company shall deliver to the Employee one share of Common Stock for each Vested RSU.
     5. Restrictions on Transfer. The RSU Award granted hereunder to the Employee may not be sold, assigned, transferred, pledged or otherwise encumbered, whether voluntarily or involuntarily, by operation of law or otherwise; provided, however, that the RSU Award and/or any Vested RSUs shall be transferable by the Employee, in whole or in part, to members of his immediate family, to trusts or partnerships formed exclusively for the benefit of the Employee and/or members of his immediate family, or pursuant to a domestic relations order in settlement of marital property rights. Except as permitted by the foregoing, no right or benefit under this Agreement shall be subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary, by operation of law or otherwise, and any attempt to transfer, anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. Any assignment in violation of this Section 5 shall be void.
     6. Withholding Tax Requirements. No shares of Common Stock with respect to Vested RSUs subject to this Agreement shall be delivered to Employee until the minimum tax withholding obligations of the Company with respect to such Vested RSUs are satisfied or, in the opinion of the Company, adequate provision is made by the Employee to pay the minimum tax withholding obligations.
     If the Employee has made not adequate provision for payment of the minimum tax withholding obligations of the Company, the Company shall withhold shares of Common Stock at the time Common Stock is delivered (or otherwise becomes taxable) to the Employee to satisfy the minimum withholding amounts. Employee may, to the extent approved by the Company, provide for payment of the minimum tax withholding obligations by the sale of a portion of the shares of Common Stock deliverable to the Employee pursuant to this Agreement.
     7. Sale and Issuance of Common Stock. The Employee agrees that he/she shall not sell any Common Stock delivered to him/her pursuant to this Agreement and that the Company shall not be obligated to deliver any shares of Common Stock if counsel to the Company reasonably determines that such sale or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. The Company shall be obligated to take all reasonable action in order to cause the delivery of shares of Common Stock to comply with any such law, rule, regulation or agreement.
     8. Limitation of Rights. Nothing contained in this Agreement, and no action of the Company with respect hereto, shall confer or be construed to confer on the Employee any right to continue in the employment or service of the Company, or affect the right of the Company to terminate the employment or service of the Employee at any time for any reason.
     9. No Interest in Company Assets. The Employee shall not have any interest in any fund or specific asset of the Company by reason of this RSU Award.

     10. No Rights as a Stockholder Prior to Delivery. The Employee shall not have any right, title or interest in, or be entitled to vote or receive distributions in respect of, or otherwise be considered the owner of, any of the shares of Common Stock covered by the RSU Award, except to the extent that such shares are Vested RSUs, whether or not delivered to the Employee.
     11. Adjustment. The RSU Award shall be subject to adjustment (including, without limitation, as to the number of shares of Common Stock covered by the RSU Award) in the reasonable discretion of the Compensation Committee in such manner as the Compensation Committee may deem equitable and appropriate if there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of shares (other than any such exchange or issuance of shares through which shares are issued to effect an acquisition of another business or entity or the Company’s purchase of shares to exercise a “call” purchase option). Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into or exchangeable for shares of its capital stock of any class, either in connection with a direct or unwritten sale or upon the exercise of rights or warrants to subscribe therefore or purchase such shares, or upon conversion of obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to this RSU Award.
     12. Miscellaneous Provisions. For purposes of this Agreement, the following miscellaneous provisions shall be applicable:
               (a) Company Disclosure. The Employee acknowledges and agrees that the Company, its stockholders and/or its directors and officers have no duty or obligation to disclose to the Employee any material information regarding the business of the Company or affecting the value of Common Stock at any time while the Employee is employed by the Company or any of its subsidiaries and at any time following the termination of the Employee’s employment with the Company or any of its subsidiaries, including without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.
               (b) Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Employee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Employee may not assign any rights or obligations under this Agreement, except to the extent and in the manner expressly permitted herein.
               (c) Notices. Any notice under this Agreement to the Company or to the Employee shall be addressed as follows:
If to the Company:
8151 Peters Road, 4th Floor
Plantation, FL 33324

Attention: General Counsel
If to Employee:
At the address listed on the signature page
               (d) Severability. If any provision of this Agreement for any reason should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion thereof, which remaining provision or portion thereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion thereof eliminated.
               (e) 2000 Stock Option Plan. This Agreement is entered into pursuant to the 2000 Plan, a copy of which has been provided to Employee. Employee acknowledges that Employee has received and reviewed the 2000 Plan. Unless specifically set forth in this Agreement to the contrary, this Agreement shall remain subject to all the provisions of the 2000 Plan, and in the event there are any inconsistencies by and among this Agreement and the 2000 Plan, the Employee and/or the Company shall first be bound by the terms of this Agreement, then the 2000 Plan.
               (f) Amendment. The Company may amend or modify this Agreement at any time by mutual agreement between the Company and Employee (or such other persons as may then have an interest therein). In addition, by mutual agreement between the Company and Employee (or such other persons as may then have an interest therein), Employee may be granted an award in substitution and exchange for, and in cancellation of, the RSU Award under any other present or future plan of the Company or any present or future plan of an entity which (i) is purchased by the Company, (ii) purchases the Company, or (iii) merges into or with the Company; provided, however, that such substitution, exchange and/or cancellation does not increase the accounting charge-to-earnings originally expensed by the Company with respect to the RSU Award.
               (g) Headings. The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement.
               (h) Arbitration. Any disputes arising out of or in connection with this Agreement or any of its provisions, including but not limited to the alleged breach of the provisions of this Agreement, shall be submitted to and determined by arbitration conducted in accordance with the Rules of the American Arbitration Association. The award rendered by the Arbitrator may be entered as a judgment (with full binding, force and effect) in any court having jurisdiction thereof. This Agreement shall constitute a written agreement to submit any such dispute or controversy to arbitration within the meaning of the Florida Arbitration Code and shall confer jurisdiction on the Courts of the State of Florida to enforce such agreement to arbitrate and to enter judgment on an award in accordance with said Florida Arbitration Code.
               (i) Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.
               (j) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida. Any arbitration, lawsuits or other proceedings related to this Agreement or the transactions herein described shall be commenced and held in Broward County, Florida.
               (k) Determinations by Compensation Committee. All references in this Agreement to determinations to be made by the Compensation Committee shall be deemed to include determinations by any person or persons to whom the Compensation Committee may delegate such authority in accordance with the rules adopted thereby.
               (l) Validity of Agreement. This Agreement shall be valid and binding only if and when it has been duly executed by an officer of the Company (which may be in facsimile signature) and by Employee.
[SIGNATURES BEGIN ON NEXT PAGE]

     IN WITNESS WHEREOF, this Restricted Stock Unit Award Agreement has been executed as of the date first written above.

EMPLOYEE:	ANDRX CORPORATION

By:	By:

Thomas P. Rice		Angelo C. Malahias, President

Employee Address: